532 SE Court Circle
Crowley, Louisiana 70526
phone: (337) 783-5693
fax: (337) 783-5115
www.bplb.com
Other Offices:
Lafayette, LA
(337) 988-4930
Opelousas, LA
(337) 942-5217
Abbeville, LA
(337) 898-1497
New Iberia, LA
(337) 364-4554
Church Point, LA
(337) 684-2855

Herbert Lemoine II, CPA*
Frank A. Stagno, CPA*
Scott J. Broussard, CPA*
L. Charles Abshire, CPA*
P. John Blanchet, III, CPA*
Craig C. Babineaux, CPA*
Peter C. Borrello, CPA*
Martha B. Wyatt, CPA*
Fayetta T. Dupré, CPA*
Mary A. Castille, CPA*
Joey L. Breaux, CPA*
Craig J. Viator, CPA*
Stacey E. Singleton, CPA*
John L. Istre, CPA*
Tricia D. Lyons, CPA
Mary T. Miller, CPA
Elizabeth J. Moreau, CPA

R e t i r e d:
Sidney L. Broussard, CPA 1925-2005
Leon K. Poché, CPA 1984
James H. Breaux, CPA 1987
Erma R. Walton, CPA 1988
George A. Lewis, CPA* 1992
Geraldine J. Wimberley, CPA* 1995
Lawrence A. Cramer, CPA* 1999
Ralph Friend, CPA* 2002
Donald W. Kelley, CPA* 2005
George J. Trappey, III, CPA*
Terrel P. Dressel, CPA*
Members of American Institute of
Certified Public Accountants
Society of Louisiana Certified Public Accountants

*	A Professional Accounting Corporation
Exhibit 23.7
BROUSSARD, POCHÉ, LEWIS & BREAUX, L.L.P.
C E R T I F I E D    P U B L I C    A C C O U N T A N T S

CONSENT OF BROUSSARD, POCHE’, LEWIS & BREAUX, L.L.P.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Allis-Chalmers Energy, Inc. of our report dated March 13, 2006, with respect to the audited financial statements of Petro-Rentals, Inc. as of December 31, 2005 and 2004 and for the years then ended.
Crowley, Louisiana
October 9, 2007